AGREEMENT AND PLAN OF MERGER

BY AND BETWEEN

BRIGHTON INVESTMENT HOLDING CO., INC.

AND

IMPACT MEDICAL SOLUTIONS, INC.

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”), as of September 15, 2004 by and between Brighton Investment Holding Co., Inc., a Delaware corporation (“Brighton”), and Impact Medical Solutions, Inc., a Nevada corporation (“Impact”).

WHEREAS, the Boards of Directors of Brighton and Impact deem it advisable for the mutual benefit of Brighton and Impact and their respective shareholders that Impact be merged with and into Brighton (the “Merger”), and have approved this Agreement; and

WHEREAS, the Boards of Directors of Brighton and Impact have unanimously resolved to recommend to their respective shareholders acceptance of the Merger and the other transactions contemplated herein.

NOW THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained herein, and for the purpose of setting forth certain terms and conditions of the Merger, and the mode of carrying the same into effect, Impact and Brighton hereby agree as follows:

ARTICLE 1
MERGER AND ORGANIZATION

SECTION 1.1 The Merger. As of the Effective Date (as hereinafter defined), subject to the terms and conditions hereof and in accordance with the provisions of the Delaware General Corporation Law and the Nevada Revised Statutes, Impact shall be merged with and into Brighton. Brighton shall be the surviving entity (the “Surviving Entity”) and the separate existence of Impact shall cease as of the Effective Date. Brighton and Impact are herein sometimes referred to as the “Constituent Corporations.” It is the intention of the parties hereto that the Merger qualify as a tax-free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), and related sections thereunder.

SECTION 1.2 Effect of Merger. The parties agree to the following provisions with respect to the Merger:

(a) Name of Surviving Corporation. As of the Effective Date, the name of the Surviving Entity shall become Impact Medical Solutions, Inc.

(b) Certificate of Incorporation. As of the Effective Date, the Certificate of Incorporation of the Surviving Entity shall be as set forth on Exhibit A hereto.

(c) By-Laws. As of the Effective Date, the By-Laws of the Surviving Entity shall be as set forth on Exhibit B hereto.

(d) Corporate Organization. Commencing with the Effective Date, the Surviving Entity shall continue its corporate existence as a Delaware corporation and (i) it shall thereupon and thereafter possess all rights, privileges, powers, franchises and property (real, personal and mixed) of each of the Constituent Corporations; (ii) all debts due to either of the Constituent Corporations, on whatever account, all causes in action and all other things belonging to either of the Constituent Corporations shall be taken and deemed to be transferred to and shall be vested in the Surviving Entity by virtue of the Merger without further act or deed; and (iii) all rights of creditors and all liens, if any, upon any property of any of the Constituent Corporations shall be preserved unimpaired, limited in lien to the property affected by such liens immediately prior to the Effective Date, and all debs, liabilities and duties of the Constituent Corporations shall thenceforth attached to the Surviving Entity.

(e) Filing of Certificate of Merger. Subject to and promptly following the satisfaction or waiver of all the conditions precedent to the Merger set forth herein, Brighton and Impact shall cause the Merger to be consummated by filing with the Secretary of State of the States of Delaware and Nevada a certificate of Merger (the “Articles of Merger”) in such form as is required by and executed in accordance with the relevant provisions of Delaware and Nevada law and as otherwise agreed to by Brighton and Impact (the date of such filing being the “Effective Date”). At the Effective Date, in accordance with this Agreement and Delaware and Nevada law, Impact shall be merged with and into the Brighton, the separate existence of Impact (except as may be continued by operation of law) shall cease and Brighton shall continue as the Surviving Entity under the name “Impact Medical Solutions, Inc.” Impact and Brighton shall use commercially reasonable efforts to cause the Articles of Merger to be filed with the Secretary of State of the States of Delaware and Nevada so that the Effective Date occurs on the Closing Date (as defined below).

(f) Closing. Upon the terms and subject to the conditions set forth herein, the consummation of the Merger and the other transactions contemplated by this Agreement (the “Closing”) shall be held at the offices of Schonfeld & Weinstein, L.L.P., 80 Wall Street, Suite 815, New York, New York 10005, commencing at 10:00 a.m. local time on the second business day after satisfaction of the last to be satisfied of the conditions set forth in Article 6 (other than those conditions that, by their terms, are to be satisfied at the Closing), or at such other time, date or place as the parties hereto may mutually agree (the “Closing Date”).

(g) Further Assurances. If at any time after the Effective Date, the Surviving Entity shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Entity, its right, title or interest in, to or under any of the rights, properties or assets of the Constituent Corporations acquired or to be acquired as a result of the Merger, or (b) otherwise to carry out the purposes of this Agreement, the Constituent Corporations agree that the Surviving Entity and its proper officers and directors shall be authorized to execute and deliver, in the name and on behalf of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of the Constituent Corporations, all such other acts and things necessary, desirable or proper to best perfect or confirm its right, title or interest in, to or under any of the rights, properties or assets of the Constituent Corporations acquired or to be acquired as a result of the Merger and otherwise to carry out the purposes of this Agreement.

(h) Officers and Directors. Upon consummation of the Merger, the current officers and directors of Brighton shall resign, and a minimum of three (3) directors (to be designated by Impact on or prior to the Closing) shall be appointed to the Surviving Entity, which directors shall thereafter appoint officers of the Surviving Entity

(i) Events Occurring Immediately Prior to the Closing. It is currently contemplated that prior to the Merger becoming effective under Delaware and Nevada law, Impact shall (i) close a private offering under Regulation D, Rule 506, as promulgated by the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to which it will issue additional shares of Impact and warrants to acquire shares of Impact Common Stock (the “Private Placement”). All of the shares of Impact Common Stock issued as part of the Private Placement shall be included in the shares of Impact that are outstanding at the time of the Merger and will be converted in the Merger in accordance with Section 2.1(a) below. All of the warrants to acquire shares of Impact Common Stock will be included in the convertible securities of Impact that are outstanding at the time of the Merger and will be assumed by the Surviving Entity in accordance with Section 2.1(c) below.

ARTICLE 2
THE MERGER

SECTION 2.1 Conversion of Shares in the Merger.

On the Effective Date, and without any action on the part of either of the Constituent Corporations, each of the following shall occur:

(a) Each share of Impact Common Stock issued and outstanding immediately prior to the Effective Date shall be converted into one (1) share of Brighton Common Stock. All such shares of Impact Common Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive, upon the surrender of such certificate in accordance with the provisions of Section 2.4 hereof, certificates evidencing such numbers of shares of Brighton Common Stock, respectively, into which such shares of Impact Common Stock were converted. The holders of such certificates previously evidencing shares of Impact Common Stock outstanding immediately prior to the Effective Date shall cease to have any rights with respect to such shares of Impact Common Stock except as otherwise provided herein or by law;

(b) Any shares of Impact capital stock held in the treasury of Impact immediately prior to the Effective Date shall automatically be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto; and

(c) Each outstanding option or warrant to purchase Impact Common Stock, whether or not then exercisable, shall be converted into an option or warrant to purchase (in substitution for each share of Impact Common Stock subject to an Impact option or warrant) one (1) share of Common Stock of the Surviving Entity at a price equal to the exercise price in effect immediately prior to the Merger. All other terms and conditions of each Impact option or warrant shall remain the same.

SECTION 2.2 Further Transfer of Stock. Prior to the Merger, each shareholder of Impact may distribute all or any of its shares of Impact Common Stock as it determines in accordance with any and all applicable state and federal securities laws, and shall provide counsel to Brighton with a list of any such transfers at the time of Closing for delivery to the Transfer Agent (as defined below).

SECTION 2.3 Release of Shares and Funds from Escrow. Pursuant to Rule 419 of the Securities Act (“Rule 419”), certificates representing shares of Brighton Common Stock purchased in Brighton’s initial public offering (which offering was declared effective by the SEC on February 13, 2004 (the “IPO Effective Date”)), as well as the gross proceeds from such offering, are being held in escrow pending consummation of an acquisition meeting the requirements of Rule 419 (a “Qualified Acquisition”) (the “Deposited Securities” and the “Deposited Funds,” respectively). Brighton has eighteen (18) months from the IPO Effective Date in which to consummate a Qualified Acquisition. If a Qualified Acquisition is not consummated within that time, the Deposited Securities and Deposited Funds shall be returned to Brighton and its shareholders, respectively in accordance with Rule 419, and this Agreement shall terminate. Pursuant to Rule 419, the Deposited Securities shall be released to the Brighton shareholders and the Deposited Funds released to Brighton following effectiveness of a Post-Effective Amendment to the Registration Statement of Brighton currently on file with, and declared effective by, the SEC , and a reconfirmation offering pursuant to which Brighton shareholders representing a minimum of 80% of the offering proceeds of Brighton’s initial public offering ($80,000) reconfirm their investments.

SECTION 2.4 Surrender of Certificates. Brighton has designated Transfer Online, Inc. as Transfer Agent (the “Transfer Agent”) hereunder. Immediately following the Closing, the Transfer Agent shall have mailed and/or made available to each former Impact shareholder a notice and letter of transmittal advising such holder of the effectiveness of the Merger and the procedure for surrendering Impact stock to the Transfer Agent. Upon the surrender to the Transfer Agent of such certificates, together with a letter of transmittal, duly executed and completed in accordance with the instructions thereon, the Transfer Agent shall promptly issue shares of common stock of the Surviving Entity to the former Impact shareholders in accordance with the terms of this Agreement.

SECTION 2.5 Transfer Agent. Prior to the Closing, Brighton shall have made such arrangements to insure that an adequate number of certificates representing shares of common stock of the Surviving Entity have been deposited with the Transfer Agent as necessary in sufficient time to permit prompt distribution against surrender of Impact stock certificates as provided hereunder.

ARTICLE 3
ADDITIONAL AGREEMENTS IN CONNECTION WITH THE MERGER

SECTION 3.1 Inconsistent Activities. In each case except with respect to issuance of shares by Impact as contemplated by Section 1.2(i) hereof, unless and until this Agreement has been terminated in accordance with its terms, neither Impact nor Brighton will (i) solicit or encourage, directly or indirectly, any inquiries or proposals to acquire any shares of capital stock of Impact or Brighton or any significant portion of the total assets of either Constituent Corporation or any subsidiary or division of either of the Constituent Corporations (whether by merger, purchase of assets, tender offer or other similar transaction); (ii) afford any third party which may be considering the acquisition of any shares of capital stock of Impact or Brighton or any significant portion of the total assets of either Constituent Corporation, access to the properties, books or records of either Constituent Corporation except as required by mandatory provisions of law; or (iii) enter into any discussions or negotiations for, or enter into any agreement which provides for, the sale of any shares of capital stock of Impact or Brighton or any significant portion of the total assets of Impact or Brighton to a person other than in connection with the transactions contemplated herein.

SECTION 3.2 Reasonable Efforts. Subject to the terms and conditions hereof, each of the parties hereto agrees to use any and all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the conditions of Closing set forth herein.

SECTION 3.3 Conduct of Business by Brighton Pending the Merger. Brighton covenants and agrees that, prior to the Effective Date, unless Impact shall otherwise agree in writing and except as contemplated by this Agreement:

(a) The business of Brighton shall be conducted only in the ordinary and usual course and consistent with its past practice, and except in the ordinary course of business Brighton shall not purchase or sell (or enter into any agreement to so purchase or sell) any properties or assets or make any other changes in its operations taken as a whole;

(b) Brighton shall not (i) amend its Certificate of Incorporation or By-Laws, (ii) change the number of authorized or outstanding shares of its capital stock, except as set forth in Section 2 hereof, or (iii) declare, set aside or pay any dividend or other distribution or payment in cash, stock or property, except as designated herein;

(c) Brighton shall not (i) issue, grant, sell or pledge or agree or propose to issue, grant, sell or pledge any shares of, or rights of any kind to acquire any shares of, its capital stock (ii) incur any indebtedness other than in the ordinary course of business, (iii) acquire directly or indirectly by redemption or otherwise any shares of its capital stock of any class (except as required pursuant to Rule 419 as described in Section 2.3) or (iv) enter into or modify any contact, agreement, commitment or arrangement with respect to any of the foregoing, except as stated in Section 2.1 of this Agreement;

(d) Brighton shall use its best efforts to preserve intact its business organizations, to keep available the services of it and its current officers and key employees, and to preserve the good will of those having business relationships with it;

(e) Brighton will not (i) increase the compensation payable or to become payable by it to any of its officers or directors, (ii) make any payment or provision with respect to any bonus, profit sharing, stock option, stock purchase, employee stock ownership, pension, retirement, deferred compensation, employment or other payment plan, agreement or arrangement for the benefit of its employees, (iii) grant any stock options or stock appreciation rights or permit the exercise of any stock appreciation right where the exercise of such right is subject to its discretion, (iv) make any change in the compensation to be received by any of its officers, or adopt, or amend to increase compensation or benefits payable under, any collective bargaining, bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund or arrangement for the benefit of employees, (v) enter into any agreement with respect to termination or severance pay, or any employment agreement or other contract or arrangement with any officer or director or employee of Brighton, with respect to the performance of personal services that is not terminable without liability by it on 30 days’ notice or less, (vi) increase benefits payable under its current severance or termination, pay agreements or policies or (vii) make any loan or advance to, or enter into any written contract, lease or commitment with, any of its officers or directors;

(f) Brighton shall not assume, guarantee, endorse or otherwise become responsible for the obligations of any other individual, firm or corporation or make any loans or advances to any individual, firm or corporation;

(g) Brighton shall not make any investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfers or otherwise, or by the purchase of any property or assets of any other individual, firm or corporation;

(h) Brighton shall not reduce its cash or short term investments or their equivalent, other than to meet cash needs arising in the ordinary course of business, consistent with past practices, or in performing its obligations under this Agreement; and

(i) Brighton shall not enter into an agreement to do any of the things described in clauses (a), (b), (c), (e), (f), (g) and (h).

SECTION 3.4 Access and Information.

(a) Impact shall afford to Brighton and its accountants, counsel and other representatives full access, during normal business hours throughout the period prior to the Effective Date, to all of the properties, books, contracts, commitments and records (including but not limited to tax returns) of Impact and, during such period, Impact shall furnish promptly to Brighton (i) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws, and (ii) all other information concerning the business, properties and personnel of Impact that may reasonably be requested. In the event of the termination of this Agreement, Brighton will, and will cause its representatives to, deliver to Impact all documents, work papers and other material, and all copies thereof, obtained by it or on its behalf from Impact as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof, and will hold in confidence all confidential information, and will not use any such confidential information, until such time as such information is otherwise publicly available or as it is advised by counsel that any such information or document is required by law to be disclosed. If this Agreement is terminated, Brighton will deliver to Impact all documents so obtained by it.

(b) Brighton shall afford to Impact and its accountants, counsel and other representatives full access, during normal business hours throughout the period prior to the Effective Date, to all of the properties, books, contracts, commitments and records (including but not limited to tax returns) of Brighton and, during such period, Brighton shall furnish promptly to Impact (i) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws, and (ii) all other information concerning the business, properties and personnel of Brighton that may reasonably be requested. In the event of the termination of this Agreement, Impact will, and will cause its representatives to, deliver to Brighton all documents, work papers and other material, and all copies thereof, obtained by it or on its behalf from Brighton as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof, and will hold in confidence all confidential information, and will not use any such confidential information, until such time as such information is otherwise publicly available or as it is advised by counsel that any such information or document is required by law to be disclosed. If this Agreement is terminated, Impact will deliver to Brighton all documents so obtained by it.

SECTION 3.5 Notice of Actions and Proceedings. Impact shall promptly notify Brighton, and Brighton shall promptly notify Impact of any claims, actions, proceedings or investigations commenced or, to the best of its knowledge, threatened, involving or affecting Impact or Brighton or any of their property or assets, or, to the best of its knowledge, against any employee, consultant, director, officer or shareholder, in his, her or its capacity as such, of Impact or Brighton which, if pending on the date hereof, would have been required to have been disclosed in writing pursuant to Section 4.4 hereof or which relates to the consummation of the Merger or the transactions contemplated hereby.

SECTION 3.6 Notification of Other Certain Matters. Impact shall give prompt notice to Brighton, and Brighton shall give prompt notice to Impact of:

(a) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by Impact or Brighton subsequent to the date of this Agreement and prior to the Effective Date, under any agreement, indenture or instrument material to the financial condition, properties, business or results of operations of Impact or Brighton taken as a whole to which Impact or Brighton is a party or is subject;

(b) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement; and

(c) any material adverse change in the financial condition, properties, businesses or results or operations of Impact or Brighton, or the occurrence of an event which, so far as reasonably can be foreseen at the time of its occurrence, would result in any such change.

SECTION 3.7 Impact Stockholder Consent. Impact shall, at a meeting of its stockholders duly called by the Board of Directors of Impact to be held as soon as practicable following execution of this Agreement, or by written consent by the holders of a majority of its capital stock, present the following proposal for the authorization and approval of the stockholders of Impact and recommend its adoption by the stockholders:

(a) ratification of this Agreement and authorization of the consummation of the Merger and the other transactions contemplated herein.

SECTION 3.8 Brighton Stockholder Consent. Brighton shall, as soon as practicable following execution of this Agreement, obtain written consent of the holders of two-thirds of its capital stock to ratify this Agreement and authorize the consummation of the Merger and the other transactions contemplated herein.

SECTION 3.9 Surviving Entity Covenants. The Surviving Corporation shall use commercially reasonable efforts to cause the Surviving Entity’s common stock to trade on the OTC-BB within three months of the date of effectiveness of the Merger. The Surviving Entity shall use commercially reasonable efforts to file with the SEC, within 18 months of the Closing Date, a registration statement to register for resale the shares of common stock deemed to be “blank check” shares (i.e. shares that will never be eligible for sale under Rule 144 of the Securities Act) held by the former shareholders of Brighton as of the Closing Date.

ARTICLE 4
REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF BRIGHTON

Brighton represents and warrants to, and agrees with Impact as follows:

SECTION 4.1 Organization and Good Standing. Brighton is a duly incorporated and validly existing corporation in good standing under the laws of the state of Delaware, with all requisite power and authority (corporate and other) to own its properties and conduct its business, and is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction where such qualification is required.

SECTION 4.2 Authorization; Binding Agreement. Brighton has the corporate power and authority to execute and deliver this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by Brighton, and subject to any requisite approval of the Merger by the shareholders of Brighton, constitutes a valid and binding agreement of Brighton, enforceable against Brighton in accordance with its terms.

SECTION 4.3 Capitalization. The authorized capital stock of Brighton consists of 500,000 shares of common stock, par value $0.0001 per share. Between May 28, 2003 and June 5, 2003, Brighton issued 300,000 shares of common stock to three persons. Between July 1, 2004 and July 31, 2004, Brighton issued an additional 200,000 shares in its initial public offering to 15 persons for $0.50 per share. These 200,000 shares, as well as the offering proceeds of $100,000, are currently held in escrow as described in Section 2.3. As of the date hereof, 500,000 shares of Brighton common stock are issued and outstanding (including the shares held in escrow). All of the outstanding shares of capital stock of Brighton have been duly authorized and validly issued and are fully paid and nonassessable. Brighton is not aware of any voting trusts, voting agreements or similar understandings applicable to the shares. Brighton does not have any outstanding options, warrants, calls, rights, commitments, convertible securities and other securities pursuant to which the holder, directly or indirectly, has the right to acquire (with or without additional consideration) capital stock or equity securities (“Stock Equivalents”) of Brighton, or any other agreement or commitment which restricts the transfer of or otherwise relates to the shares of its common stock, except for 200,000 shares held in escrow as described in Section 2.3.

SECTION 4.4 Litigation. As of the date hereof there are no claims, actions, proceedings, or investigations pending or, to the best knowledge of Brighton, threatened against Brighton or to the best of Brighton’s knowledge, pending or threatened against any Brighton employee, consultant, director, officer or shareholder, in his, her or its capacity as such, before any court or governmental or regulatory authority or body which, if decided adversely, could materially and adversely affect the financial condition, business, prospects or operations of Brighton. As of the date hereof, neither Brighton nor any of its property is subject to any order, judgment, injunction or decree, which materially and adversely affects the financial condition, business, prospects or operations of Brighton.

SECTION 4.5 Financial Statements. Brighton has provided Impact with true and complete copies of Brighton’s audited financial statement as of and for the periods ended December 31, 2002 and 2003, and unaudited interim financial statements as of and for the six-month period ended June 30, 2004. These financial statements of Brighton were prepared by an independent certified public accountant in accordance with generally accepted accounting principles applied on a consistent basis (except as otherwise noted in such statements) and present fairly the financial position, results of operations and changes in financial position of Brighton as of the dates and for the periods indicated subject, in the case of unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein.

SECTION 4.6 Absence of Certain Changes or Events.  There has not been any change or any development involving a prospective change, which has affected or may affect materially and adversely the business, assets or prospects or the financial position or the results of operations of Brighton.  Brighton has not incurred any indebtedness for money borrowed, or purchased or sold any material amount of assets, other than in the ordinary course of business, or entered into any other transaction other than in the ordinary course of business.

SECTION 4.7 Absence of Breach. The execution, delivery and performance by Brighton of this Agreement, and the performance by Brighton of its obligations hereunder, will not

(a) subject to the appropriate approval by Brighton’s shareholders, conflict with or result in a breach of any of the provisions of its Certificate of Incorporation or By-Laws;

(b) subject to obtaining the governmental and other consents referred to in Section 4.8 hereof, contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect, which, singly or in the aggregate, would have a material adverse effect on Brighton or the transactions contemplated hereby;

(c) conflict in any respect with or result in a breach of or default under any indenture, loan or credit agreement relating to money borrowed or conflict in any respect with or result in a breach of or default under any other indenture, mortgage, lien, lease, agreement, contract or instrument to which Brighton is a party or by which it or any of its properties may be affected or bound, which, singly or in the aggregate, would have a material adverse effect on Brighton.

SECTION 4.8 Governmental and Other Consents, etc. Subject to the requisite shareholder approval, no consent, waiver, approval, license or authorization of or designation, declaration or filing with any governmental agency or authority or other public persons or entities in the United States on the part of Brighton is required in connection with the execution or delivery by Brighton of this Agreement or the consummation by Brighton of the transactions contemplated hereby other than (i) filings in the State of Delaware in accordance with state law thereof, (ii) filings under state securities “Blue Sky” or anti-takeover laws and (iii) under Regulation D of the Securities Act.

SECTION 4.9 No Benefits Plans. Brighton does not have any employment agreement with any employee of Brighton or any incentive compensation, deferred compensation, profit sharing, stock option, stock bonus, stock purchase, savings, consultant, retirement, pension or other “fringe benefit” plan or arrangement with or for the benefit of any officer, employee, former employee or consultant.

SECTION 4.10 Certain Contracts. Brighton is not a party to any collective bargaining agreement or any other agreement with employees of Brighton or any of its subsidiaries.

SECTION 4.11 ERISA. Brighton has no employee benefit plans, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

SECTION 4.12 Transactions With Management. Brighton is not a party to: (a) any material contract, lease, loan or commitment with or to any officer or director, or person owning more than 5% of the outstanding common stock of Brighton or any affiliate or associate of such officer, director or person; or (b) any employment, severance, change of control or other compensatory plan or agreement with any officer or employee.

SECTION 4.13 Authorization of Shares. As of the Effective Date, the shares of Brighton’s Common Stock to be issued and delivered to the Impact stockholders hereunder and in connection herewith will, when so issued and delivered, constitute duly authorized, validly and legally issued, fully-paid, and non assessable shares of capital stock, free of all liens and encumbrances.

SECTION 4.14 No Material Assets or Liabilities. At the Closing, Brighton shall have no material assets nor any liabilities of any kind, except as set forth on the financial statements described in Section 4.5.

SECTION 4.15 Taxes. Brighton has filed all federal, state, county and local income, excise, property and other tax, governmental and/or other returns, forms, filings, or reports, which are due or required to be filed by it prior to the date hereof and have paid or made adequate provision in its financial statements for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns, filings or reports or pursuant to any assessments received. Brighton is not delinquent or obligated for any tax, penalty, interest, delinquency or charge and there are no tax liens or encumbrances applicable to either corporation.

SECTION 4.16 Securities Law Matters. Brighton has complied with all of the provisions relating to the issuance of shares, and for the registration thereof, under the Securities Act, other applicable securities laws, and all applicable blue sky laws in connection with any and all of its stock issuance. There are no outstanding, pending or threatened stop orders or other actions or investigations relating thereto involving federal or state securities laws. All issued and outstanding shares of Brighton’s equity and other securities were offered and sold in compliance with federal and state securities laws.

SECTION 4.17 Accuracy of Information. All information regarding Brighton which has been provided to Impact by Brighton or set forth in any document or other communication, disseminated to any former, existing or potential stockholders of Brighton or to the public or filed with the NASD or the SEC or any state securities regulators or authorities is true, complete, accurate in all material respects, not misleading, and was and is in full compliance with all securities laws and regulations.

SECTION 4.18 Compliance with Laws. Brighton is and has been in compliance with, and Brighton has conducted any business previously owned or operated by it in compliance with, all applicable laws, orders, rules and regulations of all governmental bodies and agencies, including applicable securities laws and regulations (including, by way of example and not limitation the Sarbanes-Oxley Act of 2002) and environmental laws and regulations, except where such noncompliance has and will have, in the aggregate, no material adverse effect. Brighton has not received notice of any noncompliance with the foregoing, nor is it aware of any claims or threatened claims in connection therewith. Brighton has never conducted any operations or engaged in any business transactions whatsoever other than as set forth in the reports Brighton has previously filed with the SEC.

SECTION 4.19 SEC Documents. Brighton has filed all required documents, reports and schedules with the SEC and any applicable state or regional securities regulators or authorities (collectively, the “Brighton SEC Documents”). As of their respective dates, the Brighton SEC Documents complied in all material respects with the requirements of the Securities Act, the rules and regulations and state and regional securities laws and regulations, as the case may be, and, at the respective times they were filed, none of the Brighton SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including, in each case, any notes thereto) of Brighton included in the Brighton SEC Documents complied, to the best knowledge of Brighton, as to form and substance in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the financial position of Brighton as of the respective dates thereof and the results of its operations and its cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

SECTION 4.20 No Employees. Brighton currently has no employees, consultants or independent contractors.

SECTION 4.21 No Material Contracts. Brighton has no material contracts, commitments, arrangements, or understandings relating to its business, operations, financial condition, prospects or otherwise. For purposes of this Section 4.21, “material” means payment or performance of a contract, commitment, arrangement or understanding which is expected to involve payments in excess of $2,000.

SECTION 4.22 No Commitments. Brighton has no outstanding lease commitments that cannot be terminated without penalty upon 30-days notice, or any purchase commitments.

SECTION 4.23 No Subsidiaries. Brighton does not own or have any direct or indirect stock or other equity or ownership interest (whether controlling or not), or any contract to acquire any such interest, in any corporation, association, partnership, joint venture or other entity.

ARTICLE 5
REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF IMPACT

Impact represents and warrants to Brighton as follows:

SECTION 5.1 Organization and Good Standing. Impact is a duly incorporated and validly existing corporation in good standing under the laws of Nevada, with all requisite power and authority (corporate and other) to own its properties and conduct its businesses.

SECTION 5.2 Authorization; Binding Agreement. Impact has the requisite corporate power and authority to execute and deliver this Agreement. This Agreement has been duly and validly authorized, executed and delivered by Impact and constitutes a valid and binding agreement of Impact in accordance with its terms.

SECTION 5.3 Absence of Breach. The execution, delivery and performance by Impact of this Agreement, and the performance by Impact of its obligations hereunder, do not (i) conflict with or result in a breach of any of the provisions of its Certificate of Incorporation or by-laws, (ii) subject to obtaining the governmental and other consents referred to in Section 5.4 hereof, contravene any law, rule or regulation of any state or of the United States or any political subdivision thereof or therein, or any order, writ, judgment, injunction, decree, determination or award currently in effect, which, singly or in the aggregate, would have a material adverse effect on Impact, or (iii) conflict in any respect with or result in a breach of or default under any indenture, loan or credit agreement (appropriate waivers having been obtained) or any other agreement or instrument to which Impact is a party or by which Impact properties may be affected or bound, which, singly or in the aggregate, would have a material adverse effect on Impact .

SECTION 5.4 Governmental and Other Consents, etc. Subject to the requisite Board of Directors and shareholder approval, no material consent, approval or authorization of or designation, declaration or filing with any governmental agency or authority or other public persons or entities in the United States on the part of Impact is required in connection with the execution or delivery by Impact of this Agreement or the consummation by Impact of the transaction contemplated hereby other than (i) filings in the state of Nevada in accordance with the laws of that state, or (ii) filings under state securities “Blue Sky” or anti-takeover laws.

SECTION 5.5 Financial Statements. Impact has provided to Brighton true and correct copies of its balance sheet as of June 30, 2004 (the “Current Balance Sheet”) and it income statement for the nine months then ended, and its balance sheet as of September 30, 2003 and its income statement for the year then ended.

SECTION 5.6 Capitalization. The authorized capital stock of Impact consists of 50,000,000 shares of Common Stock, par value $.0005 per share, of which 14,262,000 shares were outstanding on the date of this Agreement, and 10,000,000 shares of Preferred Stock, par value $.0005 per share, of which no shares were outstanding.

SECTION 5.7 Litigation. As of the date of this Agreement: (a) there are no claims, actions, proceedings, or investigations pending or, to the best knowledge of Impact, threatened against Impact or to the best of Impact’s knowledge, pending or threatened against any employee, consultant, director, officer or shareholder, in his, her or its capacity as such, before any court or governmental or regulatory authority or body which, if decided adversely, could materially and adversely affect the financial condition, business, prospects or operations of Impact; and (b) neither Impact nor any of its property is subject to any order, judgment, injunction or decree, which materially and adversely affects the financial condition, business, prospects or operations of Impact

SECTION 5.8 Absence of Certain Changes or Events. Since the date of the Current Balance Sheet: (a) there has not been any change or any development involving a prospective change, which has affected or may affect materially and adversely the business, assets or prospects or the financial position or the results of operations of Impact; and (b) Impact has not incurred any indebtedness for money borrowed, or purchased or sold any material amount of assets, other than in the ordinary course of business, or entered into any other transaction other than in the ordinary course of business.

ARTICLE 5A
COVENANTS

SECTION 5A.1. Financial Statements. As promptly as practicable following the date of this Agreement, Impact shall retain independent public accountants to audit is financial statements for its past two years fiscal years. Upon completion of the audit, Impact shall provide Brighton with copies of its audited financial statements and any necessary interim financial statement for inclusion in the Post Effective Amendment. All of these financial statements shall be prepared in accordance with generally accepted accounting principles (as in effect from time to time) applied on a consistent basis and shall present fairly the financial position, results of operations and changes in financial position of Impact as of the dates thereof and for the periods then ended.

SECTION 5A.2. Rule 419 Compliance. Brighton covenants to take all steps necessary to comply with the provisions of Rule 419 of the Securities Act. Without limiting the generality of the foregoing, Brighton covenants to file the Post-Effective Amendment as soon as reasonably practicable. Prior to filing the Post-Effective Amendment, Brighton shall provide Impact with a draft for Impact’s review and comment. Brighton shall make such changes to the Post-Effective Amendment prior to its filing as Impact shall reasonably request. Brighton shall keep Impact informed of the status of the Post-Effective Amendment once filed with the SEC, and shall give Impact the opportunity to participate in the process of responding to SEC comments to the Post-Effective Amendment, if any.

SECTION 5A.3. Stockholder Approval. Each party covenants to use commercially reasonable efforts to obtain the required approvals of its respective stockholders as soon as is reasonably practical following the date hereof. In this regard, each party covenants to provide its stockholders with such information as may be required under law.

SECTION 5A.4. Securities Law Compliance. Brighton covenants to comply with all requirements of state and federal securities laws in connection with the issuance of shares to the Impact stockholders as contemplated hereby. In this regard, Brighton agrees to deliver to each Impact stockholder a disclosure statement containing all of the information required by the applicable provisions of Regulation D under the Securities Act. Brighton shall cooperate with Impact regarding the preparation thereof and shall use its commercially reasonably efforts to prepare and circulate the disclosure statement as soon as reasonably practicable.

ARTICLE 6
CONDITIONS

SECTION 6.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the following conditions:

(a) this Agreement and the transactions contemplated hereby having been approved and adopted at or prior to the Effective Date by the requisite vote of the shareholders of each company as required by applicable law; and

(b) no preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction in the United States or any foreign jurisdiction preventing the consummation of the Merger shall be in effect.

SECTION 6.2 Conditions to Obligation of Impact to Effect the Merger. The obligation of Impact to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the following additional conditions, any one or more of which may be waived by Impact:

(a) Brighton shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Effective Date;

(b) the representations and warranties of Brighton set forth in this Agreement shall be true and correct in all material respects on and as of the Effective Date as if made on and as of such date, except as contemplated or permitted by this Agreement;

(c) no shareholders of Brighton have exercised their statutory rights of appraisal with respect to their shares;

(d) Brighton shall have delivered a certificate of its President Chief Executive Officer and Chief Financial Officer to the effect set forth in paragraphs (a), (b) and (c) of this Section 6.2 and certifying that the only outstanding capital stock of Brighton is 500,000 shares of Common Stock and that there are no Stock Equivalents of Brighton outstanding;

(e) Brighton shall have delivered to Impact copies of resolutions duly adopted by its Board of Directors approving the Merger, such resolutions being certified by the Secretary or other officer of Brighton;

(f) No action or preceding before any court or governmental or regulatory authority or body, United States, federal or state or foreign, shall have been instituted (and be pending) or threatened by any government or governmental authority, which seeks to prevent or delay the consummation of the Merger or which challenges any of the terms or provisions of this Agreement;

(g) No order issued by any United States federal or state or foreign governmental or regulatory authority or body of by any court of competent jurisdiction nor any statute, rule, regulation or executive order promulgated or enacted by any United States federal or state or foreign governmental authority which prevents the consummation of the Merger shall be in effect;

(h) the Post-Effective Amendment has been declared effective by the SEC; Brighton shareholders representing a minimum of 80% of the offering proceeds of Brighton’s initial public offering have reconfirmed their investments in accordance with Rule 419;

(i) Impact shall have received an opinion dated the effective date of this Merger by counsel to Brighton, reasonably satisfactory to Impact, in substantially the following form:

i) Brighton is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own all of its properties and assets and carry on its business in all material respects as it is now being conducted.

ii) The execution and delivery by Brighton of this Agreement and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not conflict with or result in a breach of any term or provision of Brighton’s certificate of incorporation or by-laws or constitute a default or give rise to a right of termination, cancellation or acceleration under any material mortgage, indenture, deed of trust, license agreement, or other obligation or violate any court order, writ, injunction or decree applicable to Brighton, or its properties or assets;

iii) The authorized capitalization of Brighton consists of 30,000,000 shares of common stock, par value $0.0001 per share, of which, as of the date of the Merger, 500,000 shares of common stock are issued and outstanding, and to such counsel’s knowledge, there are no Stock Equivalents of Brighton outstanding.

iv) This Agreement has been duly and validly authorized, executed and delivered and constitutes the legal and binding obligation of Brighton, enforceable against Brighton in accordance with its terms except as limited by bankruptcy and insolvency laws and by others laws affecting the rights of creditors generally; and

v) To such counsel’s knowledge, there are no actions, suits or proceedings pending or threatened against Brighton or affecting Brighton or its properties, at law or in equity, before any court or any other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind;

(j) Impact shall have received all necessary and required consents and exemptions from required parties;

(k) The Merger shall be permitted by applicable state law and otherwise and Brighton shall have sufficient shares of its capital stock authorized to complete the Merger and the transactions contemplated hereby;

(l) At Closing, all of the directors and officers of Brighton shall have resigned in writing from their positions as directors and officers of Brighton effective upon the election and appointment of the Impact nominees, and the directors of Brighton shall take such action as may be necessary or desirable regarding such election and appointment of Impact nominees;

(m) At the Closing, all instruments and documents delivered by Brighton pursuant to the provisions hereof shall be reasonably satisfactory to legal counsel for Impact; and

(n) The shares of restricted Brighton capital stock to be issued to Impact stockholders at Closing will be validly issued, nonassessable and fully paid under Delaware corporation law and will be issued in a nonpublic offering in compliance with all federal, state and applicable securities laws.

SECTION 6.3 Conditions to the Obligation of Brighton to Effect the Merger. The obligation of Brighton to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the following additional conditions, any one or more of which may be waived by Brighton:

(a) Impact shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Effective Date;

(b) The representations and warranties of Impact set forth in this Agreement shall be true and correct in all material respects on and as of the Effective Date as if made on and as of such date, except as contemplated or permitted by this Agreement;

(c) Brighton shall have received all necessary and required consents or exemptions from required parties;

(d) Impact shall have delivered a certificate of its President to the effect set forth in paragraph (a) of this Section 6.3;

(e) Impact shall have delivered to Brighton copies of resolutions duly adopted by the Board of Directors of Impact approving the execution and delivery of this Agreement, such resolutions being certified by the Secretary of Impact;

(f) No action or proceeding before any court or governmental or regulatory authority or body, United States federal or state or foreign, shall have been instituted (and be pending or threatened) by any government or governmental authority, which seeks to prevent or delay the consummation of the Merger or which challenges any of the terms or provisions of this Agreement;

(g) No order issued by any United States federal or state or foreign governmental or regulatory authority or body, or by any court of competent jurisdiction nor any statute, rule, regulation, or executive order promulgated or enacted by any United States, federal, or state or foreign government or governmental authority, which prevented the consummation of the Merger or materially and adversely affects the business, financial condition, or operations of Brighton shall be in effect; and

(h) Opinion of Counsel to Impact. Brighton shall have received an opinion dated the effective date of this Merger by counsel to Impact, reasonably satisfactory to Brighton, in substantially the following form:

i) Impact is a corporation duly incorporated, validly existing and in good standing under the laws of Nevada and has the corporate power to own all of its properties and assets and carry on its business in all material respects as it is now being conducted;

ii) The execution and delivery by Impact of this Agreement and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not conflict with or result in a breach of any term or provision of Impact’s certificate of incorporation or by-laws or constitute a default or give rise to a right of termination, cancellation or acceleration under any material mortgage, indenture, deed of trust, license agreement, or other obligation or violate any court order, writ, injunction or decree applicable to Impact or its properties or assets;

iii) This Agreement has been duly and validly authorized, executed and delivered and constitutes the legal and binding obligation of Impact, except as limited by bankruptcy and insolvency laws and by others laws affecting the rights of creditors generally; and

iv) To such counsel’s knowledge there are no actions, suits or proceedings pending or threatened by or against Impact or affecting Impact or its properties, at law or in equity, before any court or any other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.

SECTION 6.4 Waiver of Condition; Right to Proceed. Unless stated otherwise herein, if any of the conditions to the obligations of Impact and Brighton specified in Sections 6.2 and 6.3 hereof has not been satisfied, Impact or Brighton, as the case may be, in addition to any other rights which may be available to them or it, shall have the right to waive such conditions and to proceed with the Merger (subject to satisfaction of the other conditions contained herein, unless also waived).

ARTICLE 7
TERMINATION

SECTION 7.1 Termination Events. This Agreement may be terminated at any time prior to the Closing, in writing:

(a) by Impact, if:

i) a material breach of any provision of this Agreement has been committed by Brighton and such breach has not been cured within ten days after the breach and has not been expressly waived in writing;

ii) any of the conditions in Article 6.2 have not been satisfied as of the Closing or if satisfaction of such a condition is or becomes impossible (other than through the failure of Impact to comply with its obligations under this Agreement) and Impact has not expressly waived such condition in writing on or before the Closing; or

iii) the Closing has not occurred on or before December 31, 2004.

(b) by Brighton, if:

i) a material breach of any provision of this Agreement has been committed by Impact and such breach has not been cured within ten days after the breach and has not been expressly waived in writing;

ii) any of the conditions in Article 6.3 have not been satisfied as of the Closing or if satisfaction of such a condition is or becomes impossible (other than through the failure of Brighton to comply with its obligations under this Agreement) and Brighton has not expressly waived such condition in writing on or before the Closing;

iii) Impact has not delivered to Brighton certified financial statements by October 31, 2004; or

iv) the Closing has not occurred on or before December 31, 2004.

(c) by mutual consent of Brighton and Impact.

SECTION 7.2 Effect of Termination. Each party’s right of termination under Section 7.1 hereof is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 7.1 hereof, all further obligations of the parties under this Agreement will terminate; provided, however, that if this Agreement is terminated by a party because of the material breach of this Agreement by the other party or because one or more of the conditions to the terminating party’s obligations under this Agreement is not satisfied as a result of the other party’s failure to comply with its obligations under this Agreement, the terminating party’s right to pursue all legal remedies will survive such termination.

ARTICLE 8
GENERAL AGREEMENTS

SECTION 8.1 Cooperation. Each of the parties hereto shall cooperate with the other in every reasonable way in carrying out the transactions contemplated herein, and in delivering all documents and instruments deemed reasonably necessary or useful by counsel for any party hereto.

SECTION 8.2 Funds. Each party shall incur all its own costs and expenses in connection with this Agreement and the transactions contemplated hereby.

SECTION 8.3 Survival of Representations and Warranties. All representations and warranties in this Agreement or in any instrument or certificate delivered pursuant to this Agreement delivered on or prior to the Effective Date shall survive the consummation of the Merger.

SECTION 8.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by messenger, transmitted by telex or telegram or mailed by registered or certified mail, postage prepaid, as follows:
(a) If to Brighton, to:	Michael Curtis 161 Des Cedres St. Eustache Quebec, Canada J7R4V8

With a copy to:	Schonfeld Weinstein LLP 80 Wall Street, Suite 815 New York, NY 10005 Attn: Andrea Weinstein, Esq.
(b) If to Impact, to:	Mr. Wayne D. Cockburn Chief Executive Officer 14841 Yorba Street, Suite 101 Tustin, California 92780

With a copy to	Troy & Gould PC 1801 Century Park East, 16th Floor Los Angeles, CA 90067 Attn: Alan B. Spatz, Esq.

The date of any such notice shall be the date hand delivered or otherwise transmitted or mailed.

SECTION 8.5 Amendment. This Agreement (including the documents and instruments referred to herein or therein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, (b) is not intended to confer upon any other person any rights or remedies hereunder, and (c) shall not be assigned by operation of law or otherwise. This Agreement may be amended or modified in whole or in part to the extent permitted by New York law at any time, by an agreement in writing executed in the same manner as this Agreement after authorization to do so by the Board of Directors of Impact and Brighton.

SECTION 8.6 Waiver. At any time prior to the Effective Date, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representation and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid is set forth in an instrument in writing signed on behalf of such party.

SECTION 8.7 Brokers. Impact and Brighton represent and warrant that no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger.

SECTION 8.8 Publicity. So long as this Agreement is in effect, the parties hereto shall not issue or cause the publication of any press release or other announcement with respect to the Merger or this Agreement without the consent of the other party, which consent shall not be unreasonably withheld or delayed where such release or announcement is required by applicable law.

SECTION 8.9 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 8.10 Successors and Assigns. This Agreement shall be binding upon and insure to the benefit of and enforceable by the respective successors and assigns of the parties hereto.

SECTION 8.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

COUNTERPART SIGNATURE PAGE TO
AGREEMENT AND PLAN OF MERGER
BY AND AMONG

BRIGHTON INVESTMENT HOLDING CO., INC.

AND

IMPACT MEDICAL SOLUTIONS, INC.

IN WITNESS WHEREOF the parties have executed this Agreement by their duly authorized officers as of the date set forth above.

BRIGHTON INVESTMENT HOLDING CO., INC.
By:
Michael Curtis, President

IMPACT MEDICAL SOLUTIONS, INC.
By:
Wayne D. Cockburn, CEO